Exhibit 10.4

Principal Amount: $561,500.00	Original Issue Date: April 13, 2017

PRECIPIO DIAGNOSTICS, LLC
SUBORDINATED PROMISSORY NOTE
DUE JULY 12, 2017

FOR VALUE RECEIVED, the Precipio Diagnostic, LLC a Delaware limited liability company having its principal place of business at 4 Science Park, New Haven, CT 06511 promises to pay to Transgenomic, Inc., a Delaware corporation, (the “Company”), having its principal place of business at 12325 Emmet Street, Omaha, NE 68164 or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of Five Hundred Sixty-One Thousand Five Hundred dollars ($561,500.00) or such lesser amount as may be outstanding under this Subordinated Promissory Note (the “Note”) on the earlier of (i) the Maturity Date (as defined below) or (ii) July 12, 2017 (such earlier date, the “Repayment Date”). Any Redemption Amount payable shall be paid on this Note as set forth in Section 3. The Company acknowledges the receipt of $250,000.00 prior to the date hereof, which amount is included in the original principal amount of this Note. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, or (f) the Company expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

1

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of this Note and the Securities issued together with this Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above that is not contingent upon the payment in full of this Note.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Maturity Date” means the any date on which the Transgenomic Notes shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) other than as a result of (i) a Qualified Offering (as defined in the Transgenomic Notes), or (ii) any “Event of Default” (as defined in the Transgenomic Notes) or other acceleration of the Transgenomic Notes resulting from gross negligence, willful misconduct, bad faith, fraud or intentional misrepresentation on the part of the Holder, its affiliates or any of their respective officers, directors, employees, partners, controlling persons, advisors, attorneys, agents or representatives. Any Maturity Date arising in connection with an actual or deemed “Optional Redemption” (as defined in the Transgenomic Notes) of the Transgenomic Note shall be deemed an Optional Redemption hereunder and the Redemption Amount shall be paid in accordance with the terms and conditions of Section 3(b) herein.

“New York Courts” shall have the meaning set forth in Section 7(d).

“Optional Redemption” shall have the meaning set forth in Section 3(a).

“Optional Redemption Date” shall have the meaning set forth in Section 3(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 3(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 3(a).

“Optional Redemption Period” shall have the meaning set forth in Section 3(a).

“Redemption Amount” means the product of (a) the lesser of 120% or such lesser premium as the Holder may pay in respect of the Transgenomic Notes, multiplied by (b) the sum of (i) the then outstanding principal amount of this Note, (ii) accrued but unpaid interest, and (iii) all other liquidated damages (excluding the Redemption Amount) and other amounts due in respect of this Note.

2

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transgenomic Notes” means the 4% Convertible Promissory Notes due July 12, 2017, dated as of the date of this Note, issued by the Holder in favor of the investors listed on Schedule 1 hereto in the original aggregate principal amount of $1,250,000.

Section 2.  Interest. The Company shall pay interest to the Holder on the aggregate principal amount of this Note at the rate of 4% per annum.

Section 3.  Redemption.

(a)       Optional Redemption at Election of Company. Subject to the provisions of this Section 3(a), at any time prior to the Maturity Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of this Note for cash in an amount equal to the Redemption Amount on the 3rd Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such three-Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”).

(b)       Optional Redemption Procedure. The payment of cash pursuant to an Optional Redemption shall be payable on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of (i) 18% per annum, (ii) the rate actually payable by the Holder in respect of the “Redemption Amount” (as defined in the Transgenomic Notes) or (iii) the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio with respect to any amount of the Redemption Amount that remains unpaid.

(c)       Transgenomic Notes. In the event that the Holder becomes obligated to pay the “Redemption Amount” (as defined in the Transgenomic Notes) on the Transgenomic Notes for any reason (other than any such payment resulting from or arising in connection with (i) any circumstance constituting a violation of Section 4(b) or (ii) any gross negligence, willful misconduct, bad faith, fraud or intentional misrepresentation on the part of the Holder, its affiliates or any of their respective officers, directors, employees, partners, controlling persons, advisors, attorneys, agents or representatives) on or prior to July 12, 2017, then the Company agrees to pay the Redemption Amount on this Note on such date as the Holder actually pays the “Redemption Amount” (as defined in the Transgenomic Notes). Notwithstanding anything herein to the contrary or the surrender of this Note upon payment in full thereof, the Company’s obligation to pay the Redemption Amount shall survive the payment in full of this Note until the later of July 12, 2017 or, if any obligation to pay the Redemption Amount arises under this Section 3(c) on or prior to such date, the Company pays the Redemption Amount.

3

Section 4.  Negative Covenants.

(a)        As long as an aggregate principal amount of $50,000 of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(i)       amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(ii)       pay cash dividends or distributions on any equity securities of the Company;

(iii)      incur, guarantee or assume any material indebtedness (excluding for the avoidance of doubt, the indebtedness evidenced by this Note, and other indebtedness of the Company in existence on the date hereof, trade payables or expenses in the ordinary course of business with debt incurred for working capital), which is expressly subordinate in a form acceptable to the Holder to the rights of the Holder and for which no payments may be made at any time when this Note remains outstanding;

(iv)     redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock;

(v)      sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice for fair consideration, or (ii) sales of inventory and product in the ordinary course of business consistent with past practice for fair consideration;

(vi)     fail to take all action reasonably necessary or reasonably advisable to maintain such intellectual property rights of the Company and/or any of its Subsidiaries as are necessary or material to the conduct of the business of the Company in full force and effect; or

(vii)    enter into any agreement with respect to any of the foregoing that is not contingent upon the payment in full of this Note.

4

(b)       As long as any portion of this Note remains outstanding, unless the Company shall have otherwise given prior written consent, the Holder shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, (i) amend, waive, supplement, or otherwise modify the Transgenomic Notes (including by way of amending defined terms used but not defined therein where such terms are ultimately defined) other than to reduce the “Redemption Premium” (as defined in the Transgenomic Notes) payable in respect thereof, or (ii) effect any voluntary prepayment or redemption (excluding, for the avoidance of doubt, any deemed redemption), in whole or in part, of the Transgenomic Notes.

Section 5.  Events of Default.

(a)       “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) occurring after the date of this Note:

(i)       any default in the payment of (A) the principal amount of this Note or (B) interest, liquidated damages and other amounts owing to the Holder on any Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five Trading Days;

(ii)       the Company shall fail to observe or perform in any material respect any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within the earlier to occur of (A) five Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become aware of such failure;

(iii)     the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

(iv)     the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other credit facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $350,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness being declared due and payable prior to the date on which it would otherwise become due and payable;

5

(v)      the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction) that is not contingent upon the payment in full of this Note; or

(vi)     any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $350,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 60 calendar days.

(b)       Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, plus all interest that would have been earned through the Maturity Date if such interest has not yet accrued, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of this Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6.  Usury. It is the intent of the Company and the Holder to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under this Note, then it is the express intention of the Company and the Holder that such excess amount be immediately credited on the principal balance of this Note (or, if this Note has been fully paid, refunded by the Holder to the Company, and the Company shall accept such refund), and the provisions hereof be immediately deemed to be reformed and the amounts thereafter collectible hereunder reduced to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

6

Section 7. Miscellaneous.

(a)       Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other e-mail address or mailing address as the Company may specify for such purposes on its signature page hereto or otherwise by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to the Holder at the address of the Holder address set forth above, or such other e-mail address or mailing address as the Company may specify for such purposes on its signature page hereto or otherwise by notice to the Holder delivered in accordance with this Section 7(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (ii) upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement), if sent by e-mail.

(b)       Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(c)       Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d)       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholder, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

7

(e)       Amendments; Waiver. No provision of this Note may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by each of the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.

(f)       Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g)       Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. The Company may not assign this note or delegate any of its obligations hereunder without the written consent of the Holder. The Holder may not assign this Note and its rights hereunder at any time without consent of the Company.

8

(h)       Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i)       Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

[signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Subordinated Promissory Note to be duly executed by a duly authorized officer as of the date first above indicated.

PRECIPIO DIAGNOSTICS, LLC

By:	/s/ Ilan Danieli
Name: Ilan Danieli
Title: CEO

E-Mail for delivery of Notices:

ACCEPTED AND AGREED:

TRANSGENOMIC, INC.

By:	/s/ Robert M. Patzig
Name: Robert M. Patzig
Title: Chairman of the Board

E-Mail for delivery of Notices:

Signature Page to

Subordinated Promissory Note